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Exhibit 23.2

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement (Form S-8) of Medwave, Inc. Amended and Restated Stock Option Plan of our report dated June 19, 2003, relating to the April 30, 2003 financial statements of Medwave, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2003.

                      /s/ BDO Seidman, LLP

Boston, Massachusetts
August 11, 2003

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Consent of Independent Auditors